Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

As previously disclosed in a Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 27, 2022, HighPeak Energy Assets, LLC (“HighPeak LLC”), a wholly owned subsidiary of HighPeak Energy, Inc. (the “Company” or “HighPeak” and, together with HighPeak LLC, the “HighPeak Parties”) entered into that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated as of April 26, 2022, with the third party private sellers set forth in the agreements filed herewith (the “Hannathon Parties”) to acquire various oil and gas properties contiguous to its Signal Peak operating area in Howard County, Texas (the “Acquisition”). On June 27, 2022, the Company completed the Acquisition, consisting of producing properties, undeveloped acreage, water system infrastructure and in-field fluid gathering pipelines (the “Hannathon Assets”).  The aggregate consideration for the Acquisition was a combined purchase price consisting of 3,522,117 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), valued at closing at $97.2 million based on the Company’s share price as of the date of closing, $237.4 million in cash, which remains subject to final post-closing settlement between the Company and the Hannathon Parties, and estimated transaction costs of approximately $300,000.

The Acquisition will be accounted for as an asset acquisition as substantially all of the gross assets acquired are concentrated in a group of similar identifiable assets. The preliminary allocation of the total purchase prices in the Acquisition are based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed. The pro forma financial statements have been prepared to reflect the transaction accounting adjustments to the Company’s historical condensed consolidated financial information in order to account for the Acquisition and will include the assumption of liabilities for acquisition-related expenses and the recognition of the estimated tax impact of the pro forma adjustments.

The unaudited pro forma condensed combined balance sheet of HighPeak Energy, Inc. as of March 31, 2022, was prepared to give effect to the Acquisition as if it had been completed on March 31, 2022, and the unaudited pro forma condensed combined statement of operations of HighPeak Energy, Inc. for the three months ended March 31, 2022 and for the year ended December 31, 2021, was prepared to give effect to the Acquisition as if it had been completed on January 1, 2021. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet does not purport to represent what the Company’s financial position would have been had the Acquisition actually been consummated on March 31, 2022. The unaudited pro forma condensed combined statements of operations do not purport to represent what the Company’s results of operations would have been had the Acquisition actually been consummated on January 1, 2021. The unaudited pro forma condensed combined financial information is not indicative of the Company’s future financial position or results of operations and does not reflect future events that may occur after the Acquisition, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies, or offsetting unforeseen incremental costs.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 has been derived from and should be read in conjunction with the unaudited historical condensed consolidated balance sheet of the Company as of March 31, 2022 included in its Quarterly Report on Form 10-Q for quarter ended March 31, 2022 and the closing statements of the Acquisition.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 has been derived from:

•

the unaudited historical condensed consolidated statement of operations of the Company for the three months ended March 31, 2022 included in its Quarterly Report on Form 10-Q for quarter ended March 31, 2022; and

•

the unaudited historical revenues and direct operating expenses of the Hannathon Assets for the three months ended March 31, 2022 (incorporated by reference from Exhibit 99.2 to this Current Report on Form 8-K).

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been derived from:

•

the audited historical consolidated statement of operations of the Company for the year ended December 31, 2021 included in its 2021 Annual Report on Form 10-K for the year ended December 31, 2021; and

•

the audited historical consolidated statement of revenues and direct operating expenses of the Hannathon Assets for the years ended December 31, 2021 and 2020 (incorporated by reference from Exhibit 99.3 to this Current Report on Form 8-K).

HIGHPEAK ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2022

($ in thousands)

	HighPeak	Acquisition	Pro Forma Adjustments		HighPeak Energy Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$35,850	$(237,666)	$222,692	(a)	$20,876
Accounts receivable	46,167	—			46,167
Prepaid expenses	15,080	—			15,080
Inventory	3,986	—			3,986
Deposits	50	—			50
Total current assets	101,133	(237,666)	222,692		86,159
Crude oil and natural gas properties, using the successful efforts method of accounting:
Proved properties	999,110	337,931	(121,520)	(b)	1,215,521
Unproved properties	137,765	—	121,520	(b)	259,285
Accumulated depletion, depreciation and amortization	(99,442)	—			(99,442)
Total crude oil and natural gas properties, net	1,037,433	337,931	—		1,375,364
Other property and equipment, net	1,637	—			1,637
Other noncurrent assets	4,515	—			4,515
TOTAL ASSETS	$1,144,718	$100,265	$222,692		$1,467,675
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	$59,062	$—			$59,062
Accrued liabilities	58,083	—			58,083
Derivatives	51,758	—			51,758
Advances from joint interest owners	4,067	—			4,067
Other current liabilities	6,676	377			7,053
Total current liabilities	179,646	377	—		180,023
Noncurrent liabilities:
Long-term debt, net	203,197	—	222,692	(a)	425,889
Deferred income taxes	55,490	—			55,490
Derivatives	5,342	—			5,342
Asset retirement obligations	5,082	2,678			7,760
Other	2,080	—			2,080
Stockholders' equity:
Common stock	10	1			11
Additional-paid-in capital	777,501	97,209			874,710
Accumulated deficit	(83,630)	—			(83,630)
Total equity	693,881	97,210	—		791,091
TOTAL LIABILITIES AND EQUITY	$1,144,718	$100,265	$222,692		$1,467,675

HIGHPEAK ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2022

($ in thousands)

	HighPeak	Acquisition	Reclass Adjustments (c)	Pro Forma Adjustments		HighPeak Pro Forma Combined
OPERATING REVENUES:
Crude oil sales	$86,938	$—	$23,858			$110,796
NGL and natural gas sales	5,291	—	5,607			10,898
Crude oil, NGL and natural gas revenues	—	30,202	(30,202)			—
Total operating revenues	92,229	30,202	(737)	—		121,694
OPERATING COSTS AND EXPENSES:
Crude oil and natural gas production	9,446	—	2,635			12,081
Production and ad valorem taxes	5,006	—	2,108			7,114
Direct operating expenses	—	5,480	(5,480)			—
Exploration and abandonments	209	—				209
Depletion, depreciation and amortization	17,024	—		6,675	(d)	23,699
Accretion of discount	54	—		53	(e)	107
General and administrative	1,940	—				1,940
Stock-based compensation	3,976	—				3,976
Total expenses	37,655	5,480	(737)	6,728		49,126
INCOME (LOSS) FROM OPERATIONS OTHER INCOME (EXPENSE):	54,574	24,722	—	(6,728)		72,568
Interest and other income	250	—				250
Interest expense	(5,252)	—		(2,368)	(f)	(7,620)
Derivative loss, net	(66,394)	—				(66,394)
Total other income (expense), net	(71,396)	—	—	(2,368)		(73,764)
NET INCOME (LOSS) BEFORE INCOME TAXES	(16,822)	24,722	—	(9,096)		(1,196)
INCOME TAX EXPENSE (BENEFIT)	(312)	—		3,281	(g)	2,969
NET INCOME (LOSS)	(16,510)	24,722	—	(12,377)		(4,165)
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST OWNERS	—	—		—		—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(16,510)	$24,722	$—	$(12,377)		$(4,165)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (IN THOUSANDS):
Basic	95,841	3,522				99,363
Diluted	95,841	3,522				99,363
EARNINGS (LOSS) PER COMMON SHARE:						(h)
Basic net income (loss)	$(0.17)					$(0.04)
Diluted net income (loss)	$(0.17)					$(0.04)

HIGHPEAK ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

($ in thousands)

	HighPeak	Acquisition	Reclass Adjustments (c)	Pro Forma Adjustments		HighPeak Pro Forma Combined
OPERATING REVENUES:
Crude oil sales	$210,453	$—	$42,169			$252,622
NGL and natural gas sales	9,671	—	12,102			21,773
Crude oil, NGL and natural gas revenues	—	55,872	(55,872)			—
Total operating revenues	220,124	55,872	(1,601)	—		274,395
OPERATING COSTS AND EXPENSES:
Crude oil and natural gas production	25,053	—	7,715			32,768
Production and ad valorem taxes	10,746	—	3,936			14,682
Direct operating expenses	—	13,252	(13,252)			—
Exploration and abandonments	1,549	—				1,549
Depletion, depreciation and amortization	65,201	—		18,146	(d)	83,347
Accretion of discount	167	—		214	(e)	381
General and administrative	8,885	—				8,885
Stock-based compensation	6,676	—				6,676
Total expenses	118,277	13,252	(1,601)	18,360		148,288
INCOME (LOSS) FROM OPERATIONS OTHER INCOME (EXPENSE):	101,847	42,620	—	(18,360)		126,107
Interest and other income	1	—				1
Interest expense	(2,484)	—		(9,473)	(f)	(11,957)
Derivative loss, net	(26,734)	—				(26,734)
Other expense	(167)	—				(167)
Total other income (expense), net	(29,384)	—	—	(9,473)		(38,857)
NET INCOME (LOSS) BEFORE INCOME TAXES	72,463	42,620	—	(27,833)		87,250
INCOME TAX EXPENSE (BENEFIT)	16,904	—		3,105	(g)	20,009
NET INCOME (LOSS)	55,559	42,620	—	(30,938)		67,241
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST OWNERS	—	—		—		—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$55,559	$42,620	$—	$(30,938)		$67,241

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (IN THOUSANDS):
Basic	93,127	3,522				96,649
Diluted	94,772	3,522				98,294
EARNINGS (LOSS) PER COMMON SHARE:						(h)
Basic net income (loss)	$0.55					$0.70
Diluted net income (loss)	$0.54					$0.68

HIGHPEAK ENERGY, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The accompanying pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, and based on the historical consolidated and combined financial information of the Company and the Hannathon Parties. The Acquisition has been accounted for herein as an asset acquisition. The preliminary allocation of the total purchase prices in the Acquisition are based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed.

Certain transaction accounting adjustments have been made in order to show the effects of the Acquisition on the combined historical financial information of the Company and the Hannathon Parties. The transaction accounting adjustments are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed.

The transaction accounting adjustments are described in the accompanying notes and are based on available information and certain assumptions that the Company believes are reasonable; however, actual results may differ from those reflected in these statements. The unaudited pro forma condensed combined statements do not purport to represent what the Company’s financial position or results of operations would have been if the Acquisition had occurred on the dates indicated above, nor are they indicative of the Company’s future financial position or results of operations. Certain information normally included in financial statements and the accompanying notes has been condensed or omitted. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes of the Company and the Hannathon Parties for the periods presented.

The pro forma condensed combined balance sheet as of March 31, 2022 gives effect to the Acquisition as if it had been completed on March 31, 2022. The pro forma condensed combined statements of operations for the three months ended March 31, 2022 and the year ended December 31, 2021 give effect to the Acquisition as if it had been completed on January 1, 2021.

Note 2. Accounting Policies and Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and the year ended December 31, 2021 have been compiled in a manner consistent with the accounting policies adopted by the Company. Certain reclassifications and adjustments have been made to the historical financial information of the Hannathon Parties presented herein to conform to the Company’s historical presentation.

Note 3. Preliminary Purchase Price Allocation

The preliminary allocation of the total purchase prices in the Acquisition is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of March 31, 2022 using currently available information. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase prices allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the Acquisition, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred, fair value of assets acquired and liabilities assumed by the Company are expected to be recorded as follows (in thousands, except share amounts and stock price):

	Acquisition
Consideration:
Shares of HighPeak Energy, Inc. Common Stock issued		3,522,117
HighPeak Energy, Inc. Common Stock price as of closing		$27.60
Common Stock consideration		97,210
Cash consideration		237,666
Total consideration transferred	$$	334,876
Fair value of assets acquired:
Crude oil and natural gas properties		$337,931
Amount attributable to assets acquired	$$	337,931
Fair value of liabilities assumed:
Other current liabilities – revenues payable		$377
Noncurrent liabilities – asset retirement obligations		$2,678
Amount attributable to liabilities assumed	$$	3,055

Total consideration is based on the terms of the Purchase Agreement, and the consideration paid by the Company at closing consists of 3,522,117 shares of Common Stock and $237.7 million in cash, including transaction costs and customary closing adjustments, subject to the post-closing settlements described above.

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated future cash flows, and (vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet as of March 31, 2022 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and the year ended December 31, 2021:

(a)	Adjustment to reflect the $225.0 million in additional borrowings at closing from the amended Revolving Credit Facility less debt issuance costs of approximately $2.3 million.

(b)	Adjustment to reflect the estimated allocation of the Acquisition purchase price between proved and unproved crude oil and natural gas properties.

(c)	Adjustment to reflect the Hannathon Parties’ revenues and direct operating expenses consistent with the Company’s classification and presentation.

(d)	Adjustment to reflect the additional depletion, depreciation and amortization expense associated with the Acquisition if consummated as of January 1, 2021.

(e)	Adjustment to reflect the additional accretion of discount on asset retirement obligations associated with the Acquisition if consummated as of January 1, 2021.

(f)	Adjustment to reflect the additional interest expense that would have been incurred related to the Acquisition if consummated as of January 1, 2021.

(g)	Adjustment to reflect the additional deferred tax expense that would have been recorded related to the Acquisition if consummated as of January 1, 2021.

(h)	Reflects the adjusted earnings (loss) per share if the Acquisition was consummated as of January 1, 2021.

Note 5. Supplemental Unaudited Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following tables present estimated pro forma combined crude oil, NGL and natural gas reserves information as of and for the year ended December 31, 2021. The amounts below were determined based on the amounts reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Hannathon’s audited statement of revenues and direct operating expenses for the year ended December 31, 2021 and 2020. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the respective reports. The estimated pro forma reserve information below gives effect to the Acquisition as if it had been completed on January 1, 2021. The Hannathon Parties’ estimated crude oil and natural gas reserves do not break out the wet natural gas stream into NGL and dry natural gas consistent with the Company’s presentation of crude oil, NGL and natural gas reserves. However, this is not considered material on an MBoe basis and the standardized measure is not effected. The reserves associated with the Acquisition will be converted to a split stream basis going forward once combined with the Company’s estimated crude oil, NGL and natural gas reserve information. The following estimated pro forma combined crude oil, NGL and natural gas reserves information is not necessarily indicative of the results that might have occurred had the Acquisition been completed on December 31, 2021 and is not intended to be a projection of future results. Future results may vary significantly from the results presented.

The following table presents a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2021:

	Crude Oil (MBbl)
	HighPeak	Acquisition	Combined
Proved Reserves at January 1, 2021	19,032	12,532	31,564
Extensions and discoveries	36,867	3,218	40,085
Purchase of minerals-in-place	973	—	973
Sales of minerals-in-place	(238)	—	(238)
Revisions of previous estimates	(1,807)	7,288	5,481
Production	(3,002)	(627)	(3,629)
Proved Reserves at December 31, 2021	51,825	22,411	74,236

	NGL (MBbl)
	HighPeak	Acquisition	Combined
Proved Reserves at January 1, 2021	2,160	—	2,160
Extensions and discoveries	4,845	—	4,845
Purchase of minerals-in-place	631	—	631
Sales of minerals-in-place	(44)	—	(44)
Revisions of previous estimates	10	—	10
Production	(224)	—	(224)
Proved Reserves at December 31, 2021	7,378	—	7,378

	Natural Gas (MMcf)
	HighPeak	Acquisition	Combined
Proved Reserves at January 1, 2021	7,939	37,600	45,539
Extensions and discoveries	19,529	8,862	28,391
Purchase of minerals-in-place	2,910	—	2,910
Sales of minerals-in-place	(139)	—	(139)
Revisions of previous estimates	842	38,044	38,886
Production	(1,020)	(2,406)	(3,426)
Proved Reserves at December 31, 2021	30,061	82,100	112,161

	Total (MBoe)
	HighPeak	Acquisition	Combined
Proved Reserves at January 1, 2021	22,515	18,799	41,314
Extensions and discoveries	44,967	4,695	49,662
Purchase of minerals-in-place	2,089	—	2,089
Sales of minerals-in-place	(305)	—	(305)
Revisions of previous estimates	(1,657)	13,629	11,972
Production	(3,396)	(1,028)	(4,424)
Proved Reserves at December 31, 2021	64,213	36,095	100,308

The following table sets forth information with respect to the historical and combined estimated crude oil, NGL and natural gas reserves as of December 31, 2021:

	As of December 31, 2021
	HighPeak	Acquisition	Combined
Estimated Proved Developed Reserves:
Crude oil (MBbl)	22,610	6,270	28,880
NGL (MBbl)	3,540	—	3,540
Natural gas (MMcf)	14,611	29,646	44,257
Total (MBoe)	28,585	11,211	39,796
Estimated Proved Undeveloped Reserves:
Crude oil (MBbl)	29,215	16,141	45,356
NGL (MBbl)	3,838	—	3,838
Natural gas (MMcf)	15,450	52,454	67,904
Total (MBoe)	35,628	24,884	60,512
Estimated Proved Reserves:
Crude oil (MBbl)	51,825	22,411	74,236
NGL (MBbl)	7,378	—	7,378
Natural gas (MMcf)	30,061	82,100	112,161
Total (MBoe)	64,213	36,095	100,308

The pro forma standardized measure of discounted future net cash flows relating to proved crude oil, NGL and natural gas reserves as of December 31, 2021 is as follows (in thousands):

	As of December 31, 2021
	HighPeak	Acquisition	Combined
Future cash inflows	$3,668,535	$1,896,305	$5,564,840
Future production costs	(824,865)	(558,885)	(1,383,750)
Future development costs	(432,370)	(354,929)	(787,299)
Future income tax expense	(431,737)	—	(431,737)
Future net cash flows	1,979,563	982,491	2,962,054
Discount to present value at 10% annual rate	(860,754)	(566,511)	(1,427,265)
Standardized measure of discounted future net cash flows	$1,118,809	$415,980	$1,534,789

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved crude oil, NGL and natural gas reserves for the year ended December 31, 2021 are as follows (in thousands):

	Year Ended December 31, 2021
	HighPeak	Acquisition	Combined
Standardized measure of discounted future net cash flows, beginning of year	$222,192	$46,932	$269,124
Sales of crude oil and natural gas, net of production costs	(184,325)	(41,028)	(225,353)
Extensions and discoveries, net of future development costs	987,689	51,504	1,039,193
Net changes in prices and production costs	272,889	102,567	375,4562
Changes in estimated future development costs	(13,551)	42,576	29,025
Purchases of minerals-in-place	31,353	—	31,353
Sales of minerals-in-place	(3,067)	—	(3,067)
Revisions of previous quantity estimates	(40,466)	154,015	113,549
Accretion of discount	23,419	5,714	29,133
Net changes in income taxes	(212,574)	—	(212,574)
Net changes in timing of production and other	35,250	53,700	88,950
Standardized measure of discounted future net cash flows, end of year	$1,118,809	$415,980	$1,534,789